SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2005

INDUSTRIAL DISTRIBUTION GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-13195	58-2299339

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

950 East Paces Ferry Road
Suite 1575
Atlanta, GA 30326

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (404) 949-2100

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10 AMENDED AND RESTATED CREDIT AGREEMENT
EX-99.1 PRESS RELEASE DATED JULY,19 2005

Item  1.01.  Entry into a Material Definitive Agreement.

On July 18, 2005, Industrial Distribution Group, Inc. (the “Registrant” or the “Company”) and certain of its subsidiaries, IDG USA, LLC, IDG-Mexico, Inc., and Cardinal Machinery, Inc., entered into an Amended and Restated Credit Agreement (the “2005 Agreement”) with Bank of America, N.A., as a lender and administrative agent (“Bank of America”), Wachovia Bank, National Association, as a lender and syndication agent, Banc of America Securities LLC, as sole lead arranger and sole book runner, and a lending syndicate that also included PNC Bank, National Association and Webster Business Credit Corporation.

The 2005 Agreement amends and restates the Company’s preexisting credit facility, which was scheduled to expire on May 28, 2006, and provides for a new term through July 18, 2010. The 2005 Agreement contains several new provisions that enhance the terms on which the Company now has access to debt financing, including:

•	Reducing the commitment amount on which the Company is charged a non-use commitment fee from $100 million to $75 million, while also providing a $35 million expansion (or accordion) feature that provides the Company the option to increase the amount of the facility to $110 million;

•	Removing all financial covenants from the Company except for compliance with a coverage ratio for fixed charges and modifying such covenant to be tested only if Company’s average monthly borrowings under the facility are within $15 million of the maximum amount available for borrowings under the facility;

•	Lowering the Company’s cost of borrowing by lowering the interest rates for the loans (with a 75 basis point reduction immediately upon entering into the 2005 Agreement and with further reductions of up to 125 basis points from the preexisting facility), as well as reducing the Company’s fees for non-use; and

•	Easing restrictions on the Company’s ability to pay dividends, repurchase its capital stock and make asset acquisitions.

Other summary information about the 2005 Agreement is contained in the Company’s press release announcing the amended facility, which is included as Exhibit 99.1 to this Form 8-K. Any summary description of the 2005 Agreement is subject to the provisions of the 2005 Agreement, a copy of which is filed with this Form 8-K as Exhibit 10.

Item  9.01  Financial Statements and Exhibits.

     (c)      Exhibits.

10.	Amended and Restated Credit Agreement (the “2005 Agreement”) by and among Industrial Distribution Group, Inc. and IDG USA, LLC, as borrowers, IDG-Mexico, Inc., and Cardinal Machinery, Inc., as guarantors, Bank of America, N.A., as a lender and as administrative agent, Wachovia Bank, National Association, as lender and syndication agent, Banc of America Securities LLC, as sole lead arranger and sole book runner and PNC Bank, National Association and Webster Business Credit Corporation as lenders.

99.1	Press Release dated July 19, 2005 issued by Industrial Distribution Group, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005

/s/ Jack P. Healey
Jack P. Healey Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Amended and Restated Credit Agreement (the “2005 Agreement”), by and among the Company and IDG USA, LLC, (as “Borrowers”), IDG-Mexico, Inc., and Cardinal Machinery, Inc. (as “Guarantors”), any other subsidiaries of the Borrowers that may become Guarantors pursuant to the 2005 Agreement, Bank of America, N.A., as a Lender and as Administrative Agent (“Bank of America”), and certain other lenders.

99.1	Press Release of Industrial Distribution Group, Inc. (“IDG”), dated July 19, 2005, reporting the amendment to our existing line of credit.